Exhibit 23-Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 002-84202 on Form S-8 of the Herman Miller, Inc. Profit Sharing and 401(k) Plan of our report dated June 15, 2011 appearing in this Annual Report on Form 11-K of the Herman Miller, Inc. Profit Sharing and 401(k) Plan for the year ended December 31, 2010.

/s/ Crowe Horwarth LLP

Grand Rapids, Michigan
June 15, 2011